EXHIBIT 10.3(a)

Schedule of officers of Digene Corporation entering into Employment Agreements

     The following officers of Digene Corporation entered into Employment Agreements substantially in the form of Exhibit 10.3 to this Quarterly Report on Form 10-Q during the quarter ended March 31, 2003:

Attila Lorincz Robert McG. Lilley Belinda O. Patrick Joseph P. Slattery Linda Alexander Susan M. Keese Larry R. Wellman C. Douglas White